Exhibit 21



                               Subsidiaries of the Registrant

                                                                    Jurisdiction
                                                                         Of
                                                                   Incorporation

      Avenue Pictures, Inc.*                                         Delaware

      Wombat Productions, Inc.*                                      Delaware



























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*100% owned